CERTIFICATION PURSUANT TO SECTION
                          302 OF THE SARBANES OXLEY ACT


EXHIBIT 33 CERTIFICATE

         CERTIFICATION OF DISCLOSURE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dynadapt Systems, Inc. Company (the "Company") on Form 10-QSB for the period ended January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Wesley Whiting, Acting Chief Executive Officer, of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) I am the certifying Officer and I have reviewed the report being filed;

(2) Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

(3) Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of, and for, the periods presented in the report.

(4) I and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in paragraph (c) of this section) for the issuer and have:

i. Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made know to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

ii. Evaluated the effectiveness of the issuer's disclosure controls and pro-cedures as of the filing date of the report, January 31, 2005; and

iii. Presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of January 31, 2005;

(5) I and the other certifying officers have disclosed, based on their most recent evaluation, to the issuer's auditors and the audit committee of the Board of Directors (or persons fulfilling the equivalent function);

i. All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

(6) I and the other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Dated: October 28, 2005

                                    Name: Wesley Whiting
                                          /s/ Wesley Whiting
                                          -----------------------------
                                    Position:  President